Exhibit (h)(50)

                      FUND ACCOUNTING SERVICING AGREEMENT

                 (ADDITION OF CORE INTERNATIONAL EQUITY FUND)


Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

     Pursuant to Paragraph 4 of the Fund Accounting Servicing Agreement dated March 23, 1988 that we have entered into with you (by way of assignment from Firstar Trust Company dated October 1, 1998) we are writing to request that you render accounting services under the terms of said agreement with respect to the Core International Equity Fund, an additional portfolio we are establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto. Please sign two copies of this letter where indicated to signify your agreement to provide said services and to the compensation terms set forth on the attached fee schedule.

                                        Sincerely,


Dated:  November 1, 1999                FIRSTAR FUNDS, INC.



                                        By: /s/Laura Rauman
                                           -------------------
                                            Vice President



ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC


By: /s/Joseph Neuberger                 Dated:  November 1, 1999
   --------------------------------
   Senior Vice President


                       FIRSTAR MUTUAL FUND SERVICES, LLC
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.

                         Core International Equity Fund
                        -------------------------------

Portfolio Services
------------------

Annual fee schedule for the Core International Equity Fund based on market value
of assets.                  ------------------------------

     $31,250 for first $40,000,000.00
     0.025/100 of 1% on the next $200,000,000.00
     0.0125/100 of 1% on the next $200,000,000.00
     0.00625/100 of 1% on the balance.

Out-of-Pocket Expenses:  Charged on the Account.

Fees are billed monthly.